EX-99.906CERT

SECTION 906 CERTIFICATIONS


                           SECTION 906 CERTIFICATIONS

Ralph W. Bradshaw, Principal Executive Officer, and Kayadti A. Madison, Principal Financial Officer, of Cornerstone Strategic Value Fund, Inc. (the "Fund"), each certify to his knowledge that:

(1)The Fund's periodic report on Form N-CSR for the period ended June 30, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Fund.



/S/ RALPH W. BRADSHAW                            /S/ KAYADTI A. MADISON
---------------------                            ------------------
Ralph W. Bradshaw                                Kayadti A. Madison
Chairman and President                           Treasurer
(Principal Executive Officer)                    (Principal Financial Officer)
September 8, 2008                                September 8, 2008